Exhibit 23.1

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

Dallas, Texas 75244

November 11, 2009

Geomet Inc.

909 Fannin Street

Suite 1850

Houston, Texas 77010

Ladies and Gentlemen:

We hereby consent to the use of our name, information regarding our audit of GeoMet, Inc. (“GeoMet”)’s estimates of reserves as of September 30, 2009 described in our letter dated November 5, 2009, the incorporation of information contained in our “Appraisal Report on Proved Reserves as of December 31, 2006 on Certain Properties Owned by Geomet, Inc.,” “Appraisal Report as of December 31, 2007 on Certain Properties Owned by Geomet, Inc. Proved Reserves,” and “Appraisal Report as of December 31, 2008 on Certain Properties owned by Geomet, Inc. Proved and Probable Reserves” (our Reports), and to references to our Reports in “Part I, Item 2. Management’s Discussion andAnalysis of Financial Condition and Results of Operations” and “Part II, Item 5. Other Information—Selected Supplementary Financial and Operating Information on Gas Exploration, Development and Production Activities” in the Quarterly Report on Form 10-Q of GeoMet, Inc. for the period ended September 30, 2009.

Very truly yours,

/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716